                                                           EXHIBIT 10.14

                             DATED:  MARCH 22, 1985




                            BENTON NOMINEES LIMITED


                                      -TO-


                  ROBERT DAVID GRANT AND SUSAN MARGARET GRANT
                     TRADING AS GRANTS ELECTRICAL SUPPLIES


                   -----------------------------------------



                                   L E A S E

                                      -OF-

                   UNIT 5 BRACKNELL BUSINESS CENTRE DOWNMILL
                            ROAD BRACKNELL BERKSHIRE




                   -----------------------------------------

                                     UNIT 5
                  SCHEDULE OF LANDLORDS FIXTURES AND FITTINGS

Lavatories
----------

     Gents:     1 No.      Urinal and cystern with cistermiser

                1 No.      W.C. and partition

                2 No.      Wash-hand basin

                1 No.      Hot water heater

                2 No.      Bulkhead lights
                           Vinyl flooring

     Ladies:    1 No.      W.C. and partition

                1 No.      Wash-hand basin

                1 No.      Hot water heater

                1 No.      Sanitary towel disposal unit

                2 No.      Bulkhead lights
                           Vinyl flooring
Warehouse
---------

                           Aluminum entrance mat





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


                2 No.      Door closers to lavatories

                6 No.      Suspended Sodium High Bay lights

                1 No.      Drinking Water Fountain

                1 No.      Panic bolts to emergency doors
                           Water tanks

                2 No.      Fire Exit Signs
External
--------

                1 No.      Light above shutter door
                           Plastic Unit number





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


                              H. M. LAND REGISTRY

                        LAND REGISTRATION ACTS 1925-1971

                                 LEASE OF PART

County and District        :                       BERKSHIRE
:  BRACKNELL

Title Number               :

Property                   :                       Unit 5
Bracknell Business
                                                   Centre
Downmill Road Bracknell

THIS LEASE made the 22nd day of March One thousand nine hundred and eighty five
BETWEEN: -
(1) BENTON NOMINEES LIMITED whose registered office is at Benton House 135 Sandyford Road Newcastle-Upon-Tyne NE21 1GE (the "Landlord") and
(2) ROBERT DAVID GRANT and SUSAN MARGARET GRANT of 915 London Road Loudwater High Wycombe Bucks HP10 9FT trading as GRANTS ELECTRICAL SUPPLIES of Southernwood Windsor Lane Great Kingshill Bucks (the "Tenant") W I T N E S S E S as follows:-

DEFINITIONS

1.        IN this Lease unless the context  otherwise requires:-





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          (1)    "the Landlord"                   means the party of the first
                                                  part and shall include the
                                                  estate owner for the time
                                                  being of the reversion
                                                  immediately expectant on the
                                                  determination of the term
                                                  hereby granted

          (2)    "the Tenant"                     means the party of the
                                                  second part and includes the
                                                  successors in title and the
                                                  permitted assigns of that
                                                  party

          (3)    "the demised premises"           means the land and premises
                                                  described in Part I of the
                                                  First Schedule hereto and
                                                  each and every part thereof
                                                  together with the
                                                  appurtenances thereto
                                                  belonging and any and all
                                                  additions alterations and
                                                  improvements thereto and the
                                                  Landlord's fixtures and
                                                  fittings as the same are at
                                                  the date hereof set out in
                                                  the Schedule annexed hereto.

          (4)    "the Car Park"                   means the car park shown and
                                                  edged brown upon the plan
                                                  annexed hereto

          (5)    "the Centre"                     means the Landlord's
                                                  Business Centre of which the
                                                  demised premises form part as
                                                  the same is for the purposes
                                                  of identification edged green
                                                  (excluding first that part
                                                  edged and hatched green and
                                                  secondly the Car Park) on the
                                                  plan annexed hereto

          (6)    "the Estate"                     means the Centre together
                                                  with the Car Park

          (7)    "the initial rent"               means the yearly rent
                                                  reserved by Clause 2(1)(a)
                                                  hereof

          (8)    "the insured risks"              means risks in respect of
                                                  loss or damage by fire
                                                  lightning earthquake
                                                  explosion aircraft (other
                                                  than hostile





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                                                  aircraft) and other aerial
                                                  devices or articles dropped
                                                  therefrom, riot and civil
                                                  commotion and malicious damage
                                                  storm or tempest bursting or
                                                  overflowing of water tanks,
                                                  apparatus, or pipes, flood,
                                                  impact by road vehicles, the
                                                  cost of shoring up demolition
                                                  and site clearance,
                                                  Architect's Surveyors and
                                                  other professional fees and
                                                  such other risks or insurance
                                                  as may from time to time be
                                                  reasonably required by the
                                                  Landlord

          (9)    "the service charges"            means 5.7 per centum of the
                                                  expenses and outgoings
                                                  together with VAT (if any)
                                                  thereon (save to the extent
                                                  that the Landlord can recover
                                                  the same) incurred by the
                                                  Landlord under the heads of
                                                  expenditure set out in Part I
                                                  of the Second Schedule hereto
                                                  in so far as the same relate
                                                  to the Centre





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          (10)   "Planning Acts"                  means the Town and County
                                                  Planning Acts 1971 and 1972
                                                  and any Act or Acts for the
                                                  time being in force amending
                                                  or replacing the same or of a
                                                  similar nature and includes
                                                  any order, regulation,
                                                  direction or plan made or
                                                  issued thereunder or deriving
                                                  validity therefrom

          (11)   "Planning                        means any permission,
                 Permission"                      consent or approval given
                                                  or deemed to be given under
                                                  the Planning Acts

          (12)   "development"                    bears the same meaning as
                                                  defined in the Planning Acts

          (13)   "the prescribed                  means three per centum per
                 above the                        annum rate current from
                 base rate"                       time to time of such of the
                                                  London Clearing Banks as the
                                                  Landlord shall from time to
                                                  time stipulate




2. In consideration of the rents hereby reserved and of the covenants on the part of the Tenant hereinafter contained the Landlord HEREBY GRANTS and DEMISES unto the Tenant the demised premises TOGETHER WITH the





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          rights mentioned in Part II of the First Schedule hereto but EXCEPT
          AND RESERVING as mentioned in Part III of the First Schedule hereto TO HOLD the same except and reserved as aforesaid unto the Tenant for a term of Twenty-five years from the Twenty-fifth day of December, One thousand nine hundred and eighty four YIELDING AND PAYING therefor unto the Landlord
          (1) yearly during the said term and so in proportion for any less period than a year
                 (a) Until the Twenty fourth day of December One thousand nine hundred and eighty nine the yearly rent of Twelve thousand six hundred and seventy five pounds (L.12,675.00)
                 (b) During the remaining years of the said term the initial rent or such increased rent as may be payable in accordance with the provisions of Clause
                           3 hereof
                 All such rents to be paid by equal quarterly payments in advance on the Twenty fifth day of March the Twenty fourth day of June the Twenty ninth day of September and the Twenty fifth day of December in every year the first payment of rent hereunder (being the proportionate payment in respect of the period commencing on the date hereof and ending on the [23rd] day of [June] One thousand nine hundred and eighty five) to be made on the execution of these presents





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          (2)    By way of additional rent from time to time on demand without any deduction or abatement whatsoever
                 (a)       an amount equal to the premium paid from time to
                           time by the Landlord for insuring or causing to be insured in a sum not less than the full reinstatement value (to be determined from time to time by the Landlord) the demised premises and all fixtures and fittings of an insurable nature (other than those which any tenant is entitled to remove) against loss or damage by the insured risks
                 (b)       an amount equal to the premium paid from time to
                           time by the Landlord for insuring against three years loss of the rent and service charge from time to time payable under these presents
RENT REVIEW
3.        (1)    IN this Clause unless the context otherwise requires:-
                 (a)       "Review Date"          means the Twenty fifth day
                                                  of December in the years
                                                  1989, 1994, 1999 and 2004

                 (b)       "current market rent"  means the full market rent
                                                  without any deduction
                                                  whatsoever at which the
                                                  demised premises might
                                                  reasonably be expected to be
                                                  let as a whole at the Review
                                                  Date in the open market
                                                  without a fine or premium and
                                                  with vacant possession by a
                                                  willing landlord to a willing
                                                  tenant on a Lease for a term
                                                  of years equivalent to the
                                                  remainder of the term granted





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                                                  by this Lease at such
                                                  Review Date or for a term of
                                                  ten years whichever is the
                                                  greater on the same terms and
                                                  conditions in all other
                                                  respects as this present
                                                  Lease and upon the
                                                  supposition (if not a fact)
                                                  that the Tenant has complied
                                                  with all the obligations on
                                                  its part herein imposed and
                                                  that the demised premises are
                                                  fit for immediate occupation
                                                  and use and that in case the
                                                  demised premises have been
                                                  damaged or destroyed they
                                                  have been fully restored
                                                  there being disregarded:

                                                  (i)   Any effect on rent of
                                                        the fact that the
                                                        Tenant or its
                                                        predecessors in title
                                                        or any permitted
                                                        undertenant has or have
                                                        been in occupation of
                                                        the demised premises

                                                  (i)   Any effect on rent of
                                                        any improvement of
                                                        the demised premises
                                                        or any part thereof
                                                        carried out by the
                                                        Tenant or its
                                                        predecessors in title
                                                        or any permitted
                                                        undertenant at its or
                                                        their own expense
                                                        otherwise than in
                                                        pursuance of any
                                                        obligation to the
                                                        Landlord

                                                (iii)   Any goodwill attached
                                                        to the demised premises
                                                        or any part thereof by
                                                        reason of any trade or
                                                        business carried on





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                                                        therein by the Tenant
                                                        or its predecessors in
                                                        title or any permitted
                                                        undertenant

          (2) The initial rent or other the rent payable by the Tenant hereunder shall be subject to increase in accordance with the following provisions of this Clause
          (3) The Landlord shall be entitled by notice in writing given to the Tenant not earlier than six months before and not later than six months after a Review Date to call for a review of the initial rent or other the rent for the time being payable by the Tenant hereunder at the Review Date and if upon any such review it shall be ascertained or determined that the current market rent of the demised premises at the Review Date is greater than the initial rent or other the yearly rent payable hereunder immediately prior to such Review Date than as from that Review Date the yearly rent payable hereunder shall be increased to the current market rent so ascertained PROVIDED THAT in no circumstances shall the rent payable hereunder following such review be less than the yearly rent payable by the Tenant immediately prior to the Review Date PROVIDED FURTHER THAT if on any Review Date the Landlord shall be obliged legally or otherwise to comply with any acts of parliament order or direction dealing with the control of rent or which shall restrict or modify the Landlord's right to reserve or receive any





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                 increase in rent in accordance with the terms and provisions of this clause then notwithstanding the provisions of any Acts of Parliament order or direction aforesaid the Landlord and the Tenant shall review the rent payable hereunder from the relevant Review Date in accordance with the provisions of this present clause 3 there being disregarded for the purposes of such review of rent in addition to the matters referred to in paragraphs (i), (ii) and (iii) of subclause (b) of paragraph
                 (1) of this present clause 3 any effect on rent of any law for the time being in force which imposes a restraint on receiving an increase in the rent of the demised premises and any increase in the rent payable hereunder by virtue of any such review shall commence to be payable upon any relaxation, removal or modification of such enactment, order or direction the first payment to be in respect of the period beginning on the day after any relaxation, removal or modification of such enactment, order or direction and ending on the day preceding the quarter day next following any relaxation removal or modification as aforesaid
          (4) The review as aforesaid shall in the first instance be made by the Landlord and the Tenant or their respective Surveyors in collaboration but if no agreement as to the amount of the current market rent at the Review Date shall have been reached between the parties hereto or





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                 their Surveyors by whichever is the later of three months
                 after the date of the Landlord's notice calling for such review or the relevant Review Date then the question as to the amount of the current market rent of the demised premises at the Review Date shall be referred to a single arbitrator to be appointed in default of agreement between the parties on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors and this sub-clause shall be deemed to be a submission to arbitration in accordance with the Arbitration Acts 1950 to 1979 or any statutory modification or re-enactment thereof for the time being in force. The decision of the arbitrator shall be final and binding on the Landlord and the Tenant. The liability for the costs of such arbitrator shall be decided by the arbitrator
          (5) If upon the review the amount of any increased rent shall not be ascertained or determined prior to the Review Date the Tenant shall continue to pay at the yearly rate payable immediately prior to the Review Date until the quarter day next following the ascertainment or determination of any increased rent whereupon there shall be due as a debt payable by the Tenant to the Landlord on demand a sum equal to the amount by which the increased yearly rent shall exceed the yearly rent previously payable apportioned on a daily basis from the Review





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                 Date TOGETHER WITH interest thereon at the rate of three per centum per annum below the prescribed rate from whichever shall be the later of (i) the relevant Review Date and (ii) the date on which the Landlord gives notice pursuant to the provisions of clause 3(3) hereof until the date of payment thereof provided that for the _______ of any review of rent payable hereunder pursuant to the provisions of the second provision ______ 3(3) hereof no such interest shall be payable.
          (6) If upon _______ as aforesaid it shall be agreed or determined that the rent previously payable hereunder shall be ______ the Landlord and the Tenant shall forthwith ______ complete and sign a written memorandum recording the increased rent thenceforth payable
TENANTS COVENANTS
4. THE Tenant for _____ and its assigns and to the intent that the obligations _____ continue throughout the term hereby granted HEREBY COVENANTS with the Landlord as follows:-
          (1)    (a)       To pay _________ yearly rent at the time and in
                           manner aforesaid without any deduction or abatement without any deduction or abatement whatsoever
                           (except in any case where the Tenant _____ obliged by statutory authority to make any _______)





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



                 (b) That if any sums payable by the Tenant to the Landlord under this Lease shall not be paid within fourteen days after the same shall have become due or have been demanded (as the case may be) then to pay interest thereon at the prescribed rate calculated on a day to day basis from the date of the same being due or demanded (as the case may be) down to the date of payment and the aggregate amount for the time being so payable shall at the option of the Landlord be recoverable by action or as rent in arrear
          (2)    To pay the service charges at the times and in the manner
                 provided in Part II of the Second Schedule hereto
          (3)    To pay and discharge all general and water rates, taxes,
                 duties, charges, assessments, impositions and outgoings whether parliamentary, parochial, local or of any other description which are now or may at any time hereafter be taxed, charged or imposed upon or payable in respect of the demised premises or on the owner or occupier in respect thereof and to pay all proper proportion thereof (such proportions being the same as contained in the definition "Service Charges") in respect of any parts of the Estate which the Tenant may use or be entitled to use although not included in the demised premises other than





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


                 (a) any tax or levy arising in respect of the grant of this Lease and
                 (b) any tax in respect of any dealings with the reversion expectant on the term hereby granted
       (4) To keep the demised premises including the water ventilation and sanitary and heating apparatus (if any) and the walls, fences, gates, roads, sewers, drains (exclusively serving the demised premises) plant and machinery and appurtenances thereof in good and substantial repair and condition and maintained, cleansed, and amended in every respect and as and when necessary to replace all landlord's fixtures and fittings and appurtenances belonging to the demised premises with others which are new and of best quality and serve an equivalent purpose damage by insured risks excepted unless payment of any monies payable under the Insurance Policies effected by the Landlord shall be refused by reason of the act, omission or default of the Tenant or any undertenant or the servants, agents and licensees of the Tenant or any undertenant
       (5)       Without prejudice to the generality of subclause (4) hereof:-
                 (a) as and whenever necessary and as to both the exterior and the interior of the demised premises in every fifth year of the said term and also as to both interior and exterior during the last year of the said term (but not during any two consecutive years) to





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                           have prepared and painted or otherwise decorated or
                           treated (as the case may be) all surfaces and other portions, fabrics, and finishes (i) usually painted with two coats at least of best quality paint or
                           (ii) otherwise decorated or treated with best quality materials in a proper and workmanlike manner and so often as may be necessary to have professionally treated in accordance with the best approved manner for preserving and protecting the same all other parts of the demised premises requiring treatment for preservation and protection and as and when necessary to clean make good and treat with suitable preservative any rough cast stucco work block panels or walls. All such painting decoration or other treatments to be carried out by the Tenant to the reasonable satisfaction of the Landlord and in accordance with such reasonable directions in regard thereto as may from time to time during the term be communicated to the Tenant by the Landlord or the duly authorized agent of the Landlord
                 (b) To carry out such painting, decoration or other treatment during the last year of the said term in colors, tints and materials previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)





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                 (c)       To replace all glass in the demised premises as and
                           when the same is broken or damaged with glass of the same color, tint and specification and in conformity to the glass fitted in the remainder of the demised premises
                 (d) To clean all windows (both externally and internally) and the window frames and other glass comprised in the Demised Premises at least once in every month
          (6) At the expiration or sooner determination of the said term quietly to yield up unto the Landlord the demised premises (but not with trade and other Tenants fixtures) in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants contained in this Lease
          (7) At all times during the said term to observe and comply in all respects with all and any provision requirement and direction of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order, regulation, by-law or direction already or hereafter to be made or issued under or in pursuance of any such Act) or which may be at any time ordered by a factory inspector or any local authority so far as they relate to or affect the demised premises or any additions or improvements thereto or the user thereof for the purpose of any





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                 manufacture, process, trade of business or the use or
                 employment therein of any person or persons or any fixtures of fittings plant machinery or chattels for the time being affixed thereto or being therein or thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department, local authority, factory inspector or other public authority or duly authorized office or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided and maintained at any time during the said term upon or in respect of the demised premises or any additions or improvements thereto or in respect of any such user thereof or the use or employment therein of any person or persons or fixtures machinery plant or chattels as aforesaid whether by the Landlord or Tenant thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the said term knowingly to do or omit or suffer to be done or omitted on or about the demised premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, levy, charges or expenses PROVIDED ALWAYS that nothing in this Clause contained shall be construed as giving to the Tenant liberty or license to act or do anything in any way in contravention of the provisions herein contained as to the procuration of all necessary licenses, consents, permissions or approvals
          (8) Within seven days of the receipt of the same or such earlier date as shall be at least ten working days prior to the expiry of the matter in question to give full particulars to the landlord of any permission, notice, order, direction or proposal for a notice order or direction made, given or issued to the Tenant by any government department local or public authority or factory inspector under or by virtue of any statutory powers and if so required by the Landlord to produce such permission notice, order or direction or proposal for a notice order or direction to the Landlord AND ALSO without delay to take all reasonable or necessary steps to comply with any such notice, order or direction so far as the same falls to be so dealt with as a Tenant's liability hereunder AND ALSO at the request of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice, order, proposal or direction as aforesaid as the Landlord acting reasonably shall deem expedient

          (9)    (a)       At all times during the said term to comply in all
                           respects with the provisions and requirements of the Planning Acts and of all planning permissions so far as the same respectively relate to or affect the demised premises or any part thereof or any operations works acts or things already or hereafter to be carried out, executed, done or omitted thereon or the use thereof for any purpose and
                 (b)       During the said term so often as occasion shall
                           require at the expense in all respects of the Tenant to obtain all such planning permissions and serve all such notices as may be required for the carrying out of any operations by the Tenant on the demised premises or the institution or continuance thereon of any use thereof which may constitute development but so that no application for planning permission shall be made without the previous written consent of the Landlord and
                 (c)       Subject only to any statutory direction to the
                           contrary to pay and satisfy any charge or levy that may now or hereafter be imposed under the Planning
                           Acts in respect of the carrying out or maintenance of any such operations or the institution or continuance of any such use as aforesaid and further to indemnify the Landlord against any liability of the Landlord to pay Development Land Tax or other similar payment or charge arising from any such operation or use as aforesaid or any change or changes thereto
                 (d)       Notwithstanding any consent which may be granted by
                           the Landlord under this Lease not to carry out or make any alteration or addition to the demised premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) before all such notices and all such necessary planning permissions have been produced to the Landlord and in the case of a Planning Permission approved by the Landlord in writing as satisfactory.
                           But so that the Landlord may refuse so to give its approval to any such notice or planning permission on the ground that any condition contained therein or omitted therefrom or the period thereof in the opinion of its Surveyor would be or be likely to be prejudicial to its interest in the demised premises or to other neighboring or adjacent premises belonging to the Landlord whether during the said term or following the determination or expiration thereof and

                 (e)       Unless the Landlord shall otherwise direct to carry
                           out and complete before the expiration or sooner
                           determination of the said term (i) any works
                           stipulated to be carried out to the demised premises
                           by a date subsequent to such expiration or sooner
                           determination as a condition of any planning
                           permission granted to the Tenant before such
                           expiration or determination and (ii) any development
                           begun by or on behalf of the Tenant upon the demised
                           premises in respect of which the Landlord shall or
                           may be or become liable for any charge or levy under
                           the Planning Acts and
                 (f)       If and when called upon so to do to produce the
                           Landlord or the Landlord's Surveyor all such plans,
                           documents and other evidence as the Landlord may
                           reasonably require in order to be satisfied that the
                           provisions of this covenant have been complied with
                           in all respects
          (10) To permit the Landlord and its surveyors or agents with or without workmen and others at all reasonable hours during the daytime on reasonable prior written notice being given (except in emergency) to enter the demised premises or any part thereof to ensure that nothing has been done therein that constitutes a breach of any of the covenants herein contained and also to view and examine the state and condition thereof or to take inventories of the fixtures and fittings therein or for the purpose of executing any improvement they may undertake to execute or of making any inspection which may be required for the purposes of the Landlord and Tenant Acts of 1927 and 1954 or any other Act for the time being affecting the demised premises
          (11) to forthwith commence and thereafter diligently proceed to repair and make good all breaches of covenant defects and wants of reparation for which the Tenant may be liable under the covenants herein contained of which notice shall have been given by the Landlord to the Tenant within two calendar months after the giving of such notice or sooner if requisite
          (12) That if the Tenant shall at any time make default in the performance of any of the covenants herein contained relating to the repair, decoration, cleansing or condition of the demised premises or any part thereof of which notice has been given as aforesaid it shall be lawful for the Landlord or its Agents and workmen (but without prejudice to the right to re-entry hereinafter contained) to enter upon the demised premises or any part thereof and at the expense of the Tenant to carry out such repairs, cleansing or decoration as may be necessary in accordance with the covenants and provisions herein contained and the costs and expenses thereof (including any fees) shall be paid by the Tenant to the Landlord on demand
          (13) To pay to the Landlord all costs, charges and expenses which may be incurred by the Landlord in abating a nuisance and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or public authority on the Landlord or the Tenant in respect of the demised premises
          (14) To permit the Landlord or its Agents at any time within six calendar months next before the expiration or sooner determination of the said term to enter upon the demised premises and to fix and retain without interference upon any suitable part or parts thereof a notice board for reletting or selling the same and that the Tenant will not remove or obscure the same and at all times during the said term to permit all persons by order in writing of the Landlord or its agents to view the demised premises at all convenient hours in the daytime without interruption
          (15) To pay to the Landlord all costs, charges and expenses (including reasonable legal costs and fees payable to a Surveyor or Architect) which may be incurred or payable by the Landlord in or in contemplation of any proceedings relating to the demised premises under Sections 146 and 147 of the Law of Property Act of 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or the Tenant has been relieved under the provisions of the said Act) or in the preparation and service of a Schedule of Dilapidations for which the Tenant is liable before or after the expiry of the term or of any application to the Landlord for any consent pursuant to the covenants herein contained and to keep the Landlord fully and effectually indemnified against all costs expenses claims and demands whatsoever in respect of the said applications, consents and proceedings
          (16) Not to keep, place or store or permit or suffer to be kept, placed or stored in or upon or about the demised premises any materials of a dangerous, combustible or explosive or corrosive nature or the keeping or storing of which may contravene any statute, order or local regulation or by-law or constitute a nuisance to the occupiers of neighboring or adjoining premises
          (17)   (a)       Not to do or omit or suffer to be done or omitted
                           any act, matter, or thing whatsoever the doing or
                           omission of which would make void or voidable any
                           policy of insurance on the demised premises or on
                           the Landlord's fixtures and fittings therein or any
                           adjoining or contiguous property belonging to the
                           Landlord or cause the premiums payable in respect of
                           any insurance effected
                           in relation to the demised premises or any adjoining
                           or contiguous premises to be increased beyond the
                           normal rate
                 (b)       In the event of the demised premises or any part
                           thereof being destroyed or damaged by any of the
                           insured risks to give immediate notice thereof to
                           the Landlord
                 (c)       To observe all reasonable requirements of the
                           Landlords' insurers and to indemnify the Landlord
                           against any breach of such requirements
                 (d)       In the event of the demised premises or any part
                           thereof being destroyed or damaged by any of the
                           insured risks and the insurance money under any
                           insurance against the same effected thereon by the
                           Landlord being wholly or partly irrecoverable by
                           reason solely or in part of any act neglect or
                           default of the Tenant or any Undertenant or servants
                           agents or Licensees of the Tenant or any Undertenant
                           then and in every such case the Tenant will
                           forthwith (in addition to the said rent) pay to the
                           Landlord the whole or (as the case may require) a
                           fair proportion of the cost of completely rebuilding
                           and reinstating the same
          (18) Not at any time during the said term to make any alteration or addition to the electrical installation of the demised premises save in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply Authority and (in the case of a substantial alteration or addition) with the Landlord's previous consent in writing (such consent not to be unreasonably withheld or delayed)
          (19) Not to cut, maim, alter or remove any or any part of the principal structure beams columns roofs walls or other structural parts of the demised premises or to make any alterations in the plan or elevation of the demised premises or any part thereof or affect alter or modify the external appearance thereof or make any structural erection addition or alterations to the demised premises either externally or internally or to carry out any development on or to the demised premises or any part thereof provided that nothing in this sub-clause shall preclude
                 (i)       internal alterations of a structural nature with the
                           previous consent in writing of the Landlord (such
                           consent not to be unreasonably withheld or delayed)
                           and
                 (ii)      internal alterations of a non-structural nature
                           where full details including plans thereof have
                           first been provided to the Landlord in writing
                 on the condition that at the expiration or sooner determination of the term of the lease the demised premises shall be restored by the Tenant to their original state and condition should the Landlord then require it
          (20) Not to use the demised premises or any part thereof or permit the same to be used except for a purpose within Use Class III and/or Use Class IV and/or Use Class X of the Town and Country Planning (Use Classes) Order 1972 with ancillary offices and car parking subject however to the Tenant obtaining all necessary planning and other consents and licenses for such use AND in particular (but without derogating from the generality of the foregoing) not at any time to use the demised premises or any part thereof or allow the same to be used as a residence or sleeping place for any person or persons nor for any noisy noxious or offensive trade or business nor for the purpose of any unlawful betting transaction or unlawful gaming within the meaning of the Gaming Acts (which expression shall for the purposes of this sub-clause mean the Betting Gaming and Lotteries Act 1963 and Gaming Act 1968 the Betting Gaming & Lotteries (Amendment) Act 1971 and the Betting and Gaming Duties Act 1972 or any statutory modification or re-enactment thereof for the time being in force and any regulations or orders made or having effect thereunder) and not to make or permit or suffer to be made any application for a betting office license or a licensed registration under the Gaming Acts in respect of the demised premises or any part thereof
          (21) Not to do or permit or suffer to be done on the demised premises or any part thereof anything which shall or may be or become or cause annoyance nuisance damage disturbance injury or danger to the Landlord or the owners lessees or occupiers of the premises in the neighborhood and to keep the Landlord fully and effectually indemnified against all actions proceedings damages costs expenses claims and demands whatsoever arising out of or in consequence of any breach or non-observance of this covenant
          (22) Not to sell goods by auction or permit or suffer any sale by auction to be held within or upon the demised premises or any part thereof
          (23) To do all such things as the Landlord may reasonably require or deem proper for preventing any encroachment or easement being made or acquired in over or against the demised premises
          (24) At all times during the said term to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the demised premises in case of fire and at the expense of the Tenant to keep the demised premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances and suitable in all respects to the type of user of or business manufacture process or trade carried on upon the demised premises which shall be open to the inspection and maintained to the reasonable satisfaction of the Landlord (so far as not opposed to the legal obligation of the Tenant) and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the demised premises
          (25)   (a)       Not to assign underlet or part with the possession
                           of part only of the demised premises
                 (b)       Not to assign or underlet the whole of the demised
                           premises unless:-
                           (i)     In the case of an underletting that no fine
                                   or premium is taken and the rent reserved by the underlease is the full market rent which can reasonably be obtained without taking any fine or premium and is subject to review (in an upwards direction only) at least as frequently as the rent under this Lease is liable to be reviewed and the underlease contains an absolute covenant prohibiting any assignment or underletting of part of the premises thereby demised or any assignment of the whole of the premises thereby demised without the prior written consent of the Landlord ( such consent not to be unreasonably withheld or delayed)
                           (ii)    In the case of an assignment any intended
                                   assignee has first by deed covenanted
                                   directly with the Landlord that during the residue of the term then subsisting the assignee will pay the rent reserved by and will observe and perform the covenants and conditions contained herein including a covenant not to further assign the demised premises without such consent as hereinafter provided and further upon the Landlord's reasonable request in that behalf that such person persons or corporation as the Landlord shall so reasonably require having regard to the financial status of the intended assignee and other relevant circumstances shall act as guarantors for such assignee and shall covenant (jointly and severally in the case of two or more persons ) with the Landlord that during the residue of the term then subsisting the rent for the time being hereinbefore reserved will be paid and the covenants on the part of the Tenant contained herein will be performed and observed and will indemnify and keep the Landlord indemnified from and against all actions proceedings costs claims and demands arising by reason of the nonpayment of rent or the failure to observe the Tenant's covenants as aforesaid and such covenant shall also provide that any neglect or forbearance of the Landlord in endeavoring to obtain payment of the rent or any delay to take any steps to enforce performance by such assignee of the said covenants and any time which may be given by the Landlord to the said assignee or any variation in the terms of these presents agreed between the Landlord and the assignee or the transfer of the reversion expectant upon the term hereby granted or any part thereof or the assignment of this Lease or the release of any of the guarantors (if more than one) from liability or any other act omission matter or thing whatever whereby (but for this provision) the guarantors would be exonerated either wholly or in part from the guarantee other than a release under seal given by the

                                   Landlord shall not release or in any way lessen or affect the liability of the guarantors and shall further provide that should the assignee be a company and go into liquidation and the liquidator disclaim this Lease or if the said company should be wound up or cease to exist then the guarantors will should the Landlord so require accept a new lease of the demised premises such new lease to commence as from the date of such disclaimer or (as the case may be) such winding-up or ceasing to exist and to be for the residue then unexpired of the term and to be at the rent then payable (such rent to commence as from the date of such disclaimer or winding-up or cesser of existence and such new Lease to be subject to the same Tenant's covenants and to the same provisos and conditions as those in force immediately before such disclaimer) and to be granted at the cost in all respects of the guarantors in exchange for a counterpart duly executed by the guarantors
                 (c) Notwithstanding but without prejudice to the preceding paragraphs of this sub-clause not to assign or underlet or part with possession of the whole of the demised premises or to permit the creation or assignment of any underlease or other derivative interest in the whole of the demised premises without in each case the prior license of the Landlord such license to be given under seal and not to be unreasonably withheld or delayed
                 (d) Not at any time expressly or impliedly to waive the covenants to be inserted in any underlease pursuant to sub-paragraph (i) of paragraph (b) of this sub-clause but at all times to enforce the same
                 (e) Save as hereinbefore permitted not to part with or share the possession of the demised premises or any part thereof or grant any license to occupy relating thereto provided that the sharing of occupation by a subsidiary of the Tenant (within the meaning of Section 154 of the Companies Act
                           1948) or a limited company wholly controlled by the Tenant is expressly permitted without consent having first been obtained but only on condition that no relationship of Landlord and Tenant is thereby created and that the Landlord is first notified in writing of the name of such occupant
          (26)   To give notice in writing of every assignment assent transfer underlease mortgage charge or devolution of or other
                 instrument relating to the demised premises or any part thereof and to produce the instrument of such assignment assent transfer underlease mortgage or charge or any Probate or Letters of Administration or other instrument (or a properly certified copy thereof) in any way relating to the demised premises within twenty one days after the execution or grant thereof to the Solicitors of the Landlord and to pay their reasonable fee for the registration thereof
          (27) Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the demised premises nor load or use or permit or suffer to be loaded or used the floor or structure of the demised premises in any manner which will in any way impose a weight or strain in excess of that which such premises are constructed to bear with due margin for safety or which will in any way strain or interfere with the structural members thereof And not to keep or use or permit or suffer to be kept or used in the demised premises any petrol benzol or any other highly inflammable spirit liquor fluid or substance or any materials which may attack or in any way injure by percolation corrosion vibration or otherwise the structure of any building comprised therein or the keeping or using whereof may contravene any general or local Acts of Parliament or any local regulation or by-law
          (28) Not to store goods or materials upon the Estate nor to form any refuse dump or rubbish or scrap heap on the demised premises or any part of the Estate but to remove regularly all refuse rubbish and scrap which may have accumulated on the demised premises and all used tin cans boxes and other containers and to keep the same generally free from weeds deposits of materials or refuse and not to bring or keep or suffer to be brought or kept upon the demised premises anything which is or may become in the opinion of the Landlord untidy unclean unsightly or in any way detrimental to the amenity of the neighborhood and within two months to comply with the reasonable requirements of any written notice to restore any amenity injured as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the demised premises and carry out any works necessary to comply with such notice and to recover the cost thereof from the Tenant
          (29) To permit the Landlord and the tenants or occupiers of any adjoining or adjacent property if authorized in writing by the Landlord and their servants agents and workmen at all reasonable times to enter upon the demised premises (and except in an emergency having given reasonable previous notice in writing to the Lessee) to execute repairs alterations painting redecoration or other works to any adjoining property the person or persons exercising such right making good all damage thereby occasioned and causing as little disturbance as possible to the Tenant as a result of the exercise of any such right and also to permit the Landlord and the lessees tenants or occupiers of any adjoining or adjacent property authorized as aforesaid and their respective servants contractors agents and workmen at any time (having except in an emergency given reasonable previous notice in writing to the Tenant) to enter upon the demised premises for the purpose of repairing cleansing or maintaining any sewers drains gutters pipes cables conduits and wires in or under the demised premises for the accommodation of any adjoining or adjacent property the person or persons exercising such right making good all damage thereby occasioned and causing as little disturbance as possible to the Tenant AND also in case any dispute or controversy shall at any time arise between the lessees tenants or occupiers of any adjoining or adjacent property relating to any ditches watercourses culverts sewers drains gutters pipes cables wires or to any easements or privileges whatsoever affecting or relating to the demised premises or any adjoining or adjacent property to allow the same from time to time to be settled and determined by the Landlord's Surveyor in such manner (save in the case of manifest error) as by writing under his hand he shall direct in that behalf
          (30) Upon making an application for any consent or approval which is required hereunder the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require and shall pay the reasonable legal expenses and surveyors' fees (including disbursements and stamp duty) of the Landlord on all licenses and the duplicates thereof resulting from all such applications by the Tenant including charges fees and disbursements actually incurred where consent is refused or the application is refused
          (31) To permit every person or body entitled to any right easement power or privilege in over or upon the demised premises or any part thereof to exercise the same without hindrance or objection

          (32) Not to obstruct the fire escape passageway forming part of the demised premises and not to obstruct the access roads or footpaths forming part of the Estate in any way whatsoever and in particular not to permit any vehicles belonging to or calling upon the Tenant to stand on the said access roads and to carry out all loading and unloading within the demised premises
          (33)   (a)       Not to permit oil grease or other corrosive or
                           deleterious objectionable dangerous poisonous or explosive matter or substance to enter the drains sewers sewage pumps ditches watercourses or culverts and to take all reasonable measures for ensuring that any effluent discharged will not be corrosive or otherwise harmful or cause obstruction or deposit within the sewage disposal works or to the bacteriological process of sewage purification
                 (b)       Not to use any fuel burning apparatus on the demised
                           premises or any part thereof other than such as shall have been approved in writing by the Landlord prior to such use
          (34) At all times during the said term to observe and perform such reasonable regulations (if any) in respect of the Estate as the Landlord may think necessary and expedient for the proper management of the Estate

          (35) Not to display any boards posters notices or signs upon the demised premises except one notice or sign giving the name of the Tenant and the business carried on at the demised premises such one notice or sign and the location thereof to be previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed
          (36) To observe and perform the agreements covenants and stipulations contained or referred to in the property Charges Registers to the Landlords freehold Title No. BK 209019 so far as the same relate to the demised premises and still exist and are enforceable and to keep the Landlord indemnified against all actions proceedings costs claims and demands in any way relating thereto pursuant to any breach thereof
          (37)   Not to use the Car Park or park cars or other vehicles therein
          (38) To pay the Landlord's reasonable and proper legal charges in respect of the preparation and completion of this Lease

LANDLORDS COVENANTS
5.        THE Landlord HEREBY COVENANTS with the Tenant as follows:-
          (1) That the Tenant paying the said yearly rent hereby reserved and observing and performing the covenants conditions and agreements hereinbefore contained on its part to be observed and performed shall and may quietly enjoy the demised premises during the said term without any interruption by the Landlord or persons lawfully claiming under the Landlord
           (2)   (a)       To insure the demised premises against the insured
                           risks in some insurance office of repute in the full reinstatement value thereof (to be determined from time to time by the Landlord) and against three years loss of rent and service charge and in case of destruction or damage by any of the insured risks
                           (unless payment of any money payable under any policy of insurance shall be refused either in whole or in part by reason of any act neglect or default of the Tenant or any undertenant or servants agents or licensees of the Tenant or any undertenant) to ensure that all moneys (other than monies paid in respect of loss of rent and service charge) payable under or by virtue of any such policy of insurance as aforesaid shall with all convenient speed
                           (subject to all planning bye-law or other consents or permissions necessary to enable the Landlord so to do ) be laid out and applied in rebuilding repairing or otherwise reinstating the demised premises the Landlord making good any deficiencies in the insurance monies out of its own funds
                 (b)       To note the interest of the Tenant on any fire
                           policy effected by the Landlord and upon request from the Tenant to produce evidence of payment of the current years premium for the aforesaid insurance paid yearly and further to provide a copy of the extracts from any such policy or policies _____ by the Landlord as will enable the Tenant to know the full extent of the premises fixtures and fittings covered thereby the risks insured against and any exceptions conditions or limitations in which the said policy is subject
          (3) (Subject to payment by the Tenant of the rent and service charge to provide the services set out in the Second Schedule hereto

SUSPENSION OF RENT
6. IF during the said term the demised premises or any part thereof or the means of access thereto shall be destroyed or damaged by any of the insured risks so as to be unfit for occupation or use and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant the rent and service charge hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained be suspended until the demised premises shall have again been rendered fit for occupation or use by the Tenant or a period of three years (whichever shall be the shorter) and any dispute concerning this clause shall be determined by a single arbitrator in accordance with the Arbitration Acts

          1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force

GENERAL PROVISIONS
7.        PROVIDED ALWAYS and IT IS HEREBY AGREED AND DECLARED THAT:-
          (1) These presents are made upon the express condition that if the said rent or any part thereof shall be unpaid for Twenty one days after any of the days hereinbefore appointed for payment thereof whether the same shall have been lawfully demanded or not or if any covenant on the Tenant's part herein contained shall not be performed or observed or if the Tenant being an individual or firm shall become bankrupt or compound or arrange with his or its creditors or being a Company shall go into liquidation either compulsory or voluntary (except for the purpose of reconstruction or amalgamation) then and in any of the said cases and thenceforth it shall be lawful for the Landlord or any person or persons duly authorized by the Landlord in that behalf into or upon the demised premises or any part thereof in the name of the whole to re-enter and the same to repossess and enjoy as if these presents had not been made without prejudice to any right of action or remedy of either party in respect of any antecedent breach of any of the covenants by the other herein contained

          (2) Each of the Tenant's covenants herein contained shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily or permanently revocably or irrevocably or otherwise howsoever a similar covenant or similar covenants affecting other adjoining or neighboring premises for the time being belonging to the Landlord
          (3) The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to all notices required to be served hereunder
          (4) Where the context so requires or admits the masculine includes the feminine the singular includes the plural and where two or more persons are included in the expression "the Tenant"

IN WITNESS whereof this Lease was duly executed the day and year first before written

                               THE FIRST SCHEDULE
                                     PART I
                              The demised premises

Unit 5 Bracknell Business Centre Downmill Road Bracknell in the county of Berkshire as the same is for the purposes of identification shown edged red on the plan annexed hereto

                                    PART II
                                     Rights

1. In common with the Landlord its tenants servants agents those authorized by them and all others having the same right the right at all times to pass over and along the access roads forming part of the Estate with or without vehicles and on foot only over the footpaths
2. The right to free passage and running of water soil electricity and other services from and to the demised premises through the drains sewers pipes wires and conduits serving the demised premises constructed in or under any adjoining land of the Landlord or in under or over any other property across which the Landlord shall have rights to carry the same
3. A right of support shelter and protection to the demised premises from the Estate and any building thereon
4. The right to use the communal refuse area in the Centre for the disposal of waste
                                    PART III
                          Exceptions and reservations

Excepting and reserving unto the Landlord and to all other persons entitled thereto or authorized by the Landlord:
(i) The free and uninterrupted passage of and the running of water soil gas electricity and telephone telegraphic and other communication systems and all other services through and along all sewers drains channels watercourses gas water and other pipes conduits ducts cables wires and all other conducting media and appliances which are now or within the next 80 years laid in or installed in through or under the demised premises
(ii) The right at all times and from time to time upon reasonable written notice (save in case of emergency) to enter into and remain upon the demised premises and all parts thereof with workmen and others and with all necessary appliances and materials for the purpose of any operation or thing connected with inspecting repairing maintaining cleansing or examining the adjoining or neighboring land and any buildings erected thereon and all parts thereof or restoring the support shelter or protection thereto and the said sewers drains channels watercourses gas water and other pipes conduits ducts cables wires and all other conducting media and appliances serving the same and to make all connections and disconnections which may be necessary in relation thereto the person or persons exercising such rights making good all damage thereby occasioned and causing as little disturbances as possible to the Tenant
(iii) The right to execute or permit or suffer the execution of works or alterations in any lands adjoining or near the demised premises or the demolition rebuilding alteration or extension of any buildings erected on such lands and to use or deal with such lands and buildings in such manner as the Landlord may in its absolute discretion think fit notwithstanding that by so doing the access of light or air to the demised premises may thereby be diminished or interfered with or prejudicially affected
(iv) All other rights easements quasi-easements rights in the nature of easements privileges and liabilities to which the premises are or may become
(v) The right of support shelter and protection now or hereafter belonging to or enjoyed by all adjacent or neighboring land or buildings an interest wherein in possession or reversion is at any time during the term hereby granted vested in the Landlord

                              THE SECOND SCHEDULE
                              The Service Charges
                                     Part I
                              Heads of Expenditure

1. Cleaning lighting repairing decorating maintaining altering or renewing any parts of the Estate (other than those which fall within the liabilities of a tenant) and complying with statutory requirements
2. Providing maintaining repairing replacing and insuring (save insofar as insured under other provisions hereof) electrical and mechanical equipment and other plant machinery and services on the Estate
3. Employing all necessary staff including independent contractors employed for the purposes of the Estate and making all payments in relation to such employment (including but without limiting the generality of such provision the payment of the statutory and such other insurance health pension welfare and other payments contributions and premiums that the Landlord may at its absolute discretion deem desirable or necessary and the provision of uniforms working clothes tools appliances cleaning and other materials bins receptacles and other equipment for the proper performance of their duties)
4. Paying all charges assessments impositions and other outgoings payable by the Landlord in respect of all parts of the Estate not exclusively occupied by a Tenant (including residential accommodation that may at the Landlord's discretion be provided for a caretaker but not including parts of the Estate intended to be let but not yet let to any lessee)
5. Insuring and keeping insured the Estate and all the said appurtenances thereof (in addition to the insurance of the demised premises and all other parts of the Estate which are let or are intended to be let) and in addition insuring against third party employer's and public liability and such further or other risks including three years' loss of rent and architects' and surveyors' fees and demolition clearance and other expenses consequent upon or incidental to rebuilding or reinstatement that the Landlord may deem desirable or expedient
6. The reasonable costs incurred in managing the Estate by the Landlord's agents

7. Taking all reasonable steps by the Landlord for complying with making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning public health highways streets drainage or other matters relating or alleged to relate to the Estate for which the Tenant is not directly liable hereunder
8. Providing all other services facilities or amenities for the Estate which the Landlord deems desirable or expedient (excluding Landlords Agents fees for collecting rents on the Estate)

                                    Part II
                        Ascertainment of service charge

1. The amount of the service charges shall be ascertained annually as soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned
2. The expression "Landlord's financial year" shall mean the period from the First day of January to the thirty first day of December or such other annual period as the Landlord may in its discretion from time to time determine as being that in respect of which the accounts of the Landlord either generally or relating to the Estate shall be made up
3. The expenses and outgoings and other expenditure incurred by the Landlord to be included in the service charges shall be deemed to include not only those expenses outgoings and other expenditure hereinbefore described which have been actually disbursed incurred or made by the Landlord during the year in question but also such reasonable parts of all such expenses outgoings and other expenditure hereinbefore described which are of a periodically recurring nature (whether recurring by regular or irregular periods) whenever disbursed incurred or made and whether prior to the commencement of the said term otherwise including a sum or sums by way of reasonable provision for anticipated expenditure thereof as the Landlord or its Agents may in its or their discretion allocate to the year in question as being fair and reasonable in the circumstances
4. On the days hereinbefore specified for the payment of rent during the said term the Tenant shall pay to the Landlord such sums (hereinafter referred to as "advance payments") in advance and on account of the service charges for the then current Landlord's financial year as the Landlord or its Agents shall from time to time specify at its or their discretion to be fair and reasonable
5. As soon as practicable after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the service charges payable by the Tenant for that year due credit being given therein for the advance payment made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the service charge or any balance found payable or there shall be allowed by the Landlord to the Tenant any amount (insofar as it arises in respect of the current expenditure as opposed to anticipated expenditure) which may have been overpaid by the Tenant by way of advance payment as the case may require PROVIDED ALWAYS that the provisions of this part of this Schedule shall continue to apply notwithstanding the expiration or sooner determination of the tenancy hereby granted but only in respect of the period down to such expiration or sooner determination as aforesaid
6. A certificate given by the Landlord's Surveyors as to the division of any expenses and outgoings between the Centre and the Car Park shall be final and binding upon the Landlord and the Tenant save in the event of manifest error

THE COMMON SEAL of BENTON          )
NOMINEES LIMITED was hereunto      )
affixed in the presence of:-       )

                                   Director


                                   Secretary

DATED  27th June, 1991

                            BENTON NOMINEES LIMITED

                                      and

                  ROBERT DAVID GRANT and SUSAN MARGARET GRANT

                                      and

                    LANDMARK COMMUNICATION SERVICES LIMITED

                                      and

                RICHARD CHARLES JONES and DENNIS LEONARD WESTERN



                               LICENSE TO ASSIGN
                               _________________

                                  with Surety


                                Lease of Unit 5
                           Bracknell Business Centre
                                 Downmill Road
                                   Bracknell
                                   Berkshire


                             Cumberland Ellis Peirs
                                 Columbia House
                                   69 Aldwych
                                London WC2B 4RW

          THIS LICENSE is made the 27th day of June One Thousand Nine Hundred and Ninety One BETWEEN BENTON NOMINEES LIMITED whose registered office is at Hadrian House 61-65 Victoria Road, Farnborough Hampshire G14 7PA ("the Landlord") ROBERT DAVID GRANT and SUSAN MARGARET GRANT his wife both of 915 London Road, Loudwater High Wycombe Bucks HP10 9FT trading as Grants Electrical Supplies of Southernwood Windsor Lane, Great Kingshill Bucks ("the Tenant") LANDMARK COMMUNICATION SERVICES LIMITED whose registered office is at 32-36 Bath Road, Mounslow TW3 3EF ("the Assignee") and RICHARD CHARLES JONES of 17 Riverholme Drive, West Ewell Surrey KT19 9TG and DENNIS LEONARD WESTERN of 26 Cross Gate Close Martins Heron Bracknell Berks ("the Surety")
          WHEREAS:
          (1) The Landlord is entitled to the reversion immediately expectant upon the determination of the term created by the lease ("the Lease") specified in the Schedule hereto
          (2)    The term created by the Lease is vested in the Tenant
          (3) The Tenant wishes to assign the Lease to the Assignee for all the residue now unexpired of the said term and has requested the consent of the Landlord so to do by reason of a covenant to that effect contained in the Lease

          (4) The Landlord has agreed to grant License for such assignment upon the Assignee entering into the covenant hereinafter contained and in consideration of the Surety entering into the guarantee hereinafter contained
          NOW THIS DEED WITNESSES as follows: -
          1.     (a)       IN consideration of the covenants by the Assignee
and the Surety hereinafter contained the Landlord hereby GRANTS LICENSE to the Tenant to assign the Lease to the Assignee for the residue of the term created thereby
                 (b) THE license hereby granted is restricted to the particular assignment hereby authorized and the covenants contained in the Lease against assignment shall otherwise remain in full force and effect
          2. THE Assignee HEREBY COVENANTS with the Landlord that the Assignee will as from the date on which the term granted by the Lease is assigned to the Assignee pay the rents thereby reserved and perform and observe the covenants on the part of the lessee and the stipulations and conditions therein contained and in particular (but without prejudice to the generality of the foregoing) the Assignee will not assign transfer underlet or part with possession of the property demised by the Lease without the consent in writing of the Landlord for that purpose first had and obtained.
          3. IN consideration of the License hereinbefore contained being granted at their request the Surety hereby COVENANTS with and guarantees to the Landlord (which expression shall in this clause 3 include the Landlords successors and assigns) that at all times throughout the term granted by the Lease the rents thereby reserved and all other sums and payments therein covenanted to be paid by the lessee for the time being will be paid at the respective times and in manner therein appointed for the payment thereof and the several covenants on the part of the lessee and the stipulations and conditions therein contained will be performed and observed as well after as before any disclaimer AND that the Surety will pay and make good to the Landlord all losses costs and expenses sustained by the Landlord through the default of the lessee as aforesaid in respect of any of the before mentioned matters PROVIDED that any neglect or forbearance of the Landlord in endeavoring to obtain payment of the said several rents and payments as and when the same become due or delay in taking any steps to enforce performance or observance of the said covenants on the part of the lessee and the stipulations and conditions therein contained and any time which may be given by the Landlord and any approval given by the Landlord to the lessee as aforesaid under the provisions of the Lease shall not release or in any way lessen or affect the liability of the Surety under this guarantee PROVIDED FURTHER that if any liquidator or trustee in bankruptcy of the lessee shall disclaim the Lease or if the lessee (being a body corporate) shall be wound up or cease to exist or if the term granted thereby shall be otherwise determined prematurely the Surety HEREBY COVENANTS with the Landlord that the Surety will if required by the Landlord accept from the Landlord a lease of the premises demised by the Lease for a term equal in duration to the residue remaining unexpired of the term of the Lease at the time of the granting of such lease to the Surety such lease to contain the like tenant's covenants respectively (including the proviso for re-entry) as are contained in the Lease and to be granted at the cost of the Surety in exchange for a counterpart duly executed by the Surety
          4. The conditions for re-entry contained in the Lease shall be exercisable as well on any breach of any covenant herein contained as on the happening of any of the events mentioned in the said conditions for re-entry
          5. The Tenant agrees to pay and indemnify the Landlord against all costs fees and expenses (including VAT) of the Landlord and any superior lessors and mortgagees and their respective solicitors and surveyors of and incidental to the preparation and grant of this License and the application therefor
          6. If the assignment hereby authorized shall not have been completed and registered with the Landlord's solicitors and the registration fee paid within three months after the date hereof the Landlord may by notice in writing to the Tenant forthwith determine and cancel the consent hereby given
          7. Covenants by any party hereto shall be deemed to be joint and several covenants where that party is more than one person or corporation and where the context so admits the expressions "the Tenant" and "the Assignee" include their respective successors in title

          IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first before written

                                 THE SCHEDULE
                                 ------------

                                  The Lease

Date:            22nd March 1985

Parties:  (1)    BENTON NOMINEES LIMITED

          (2) ROBERT DAVID GRANT and SUSAN MARGARET GRANT trading as GRANTS ELECTRICAL SUPPLIES

Description of Property:   Unit 5 Bracknell Business Centre
                           Downmill Road Bracknell

Term:  25 years from 25th December 1984

THE COMMON SEAL of BENTON          )
NOMINEES LIMITED was affixed       )
to this deed in the presence       )
of: -                              )

                     Director

                     Secretary


Term:  25 years from 25th December 1984

SIGNED as a deed by the said       )
ROBERT DAVID GRANT in the          )
presence of: -                     )


SIGNED as a deed by the said       )
SUSAN MARGARET GRANT in the        )
presence of: -                     )


THE COMMON SEAL of LANDMARK        )
COMMUNICATION SERVICES LIMITED     )
was affixed to this deed in the    )
presence of: -                     )


                     Director

                     Secretary


SIGNED as a deed by the said       )
RICHARD CHARLES JONES in the       )
presence of: -                     )